SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Sixth Amendment to Employment Agreement (“the Amendment”) is effective January 1, 2014 by and between MONMOUTH REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the “Company”), and EUGENE W. LANDY, an individual (the “Employee”).

WHEREAS, in accordance with the recommendations of the Compensation Committee of the Company at its meeting on December 16, 2013, it was determined to amend the current compensation agreement of the Employee.

NOW, THEREFORE, the following amendment is hereby added to the Employee’s Employment Agreement dated December 9, 1994, the Amendment to the Employment Agreement dated June 26, 1997, the Second Amendment to Employment Agreement dated November 5, 2003, the Third Amendment to Employment Agreement dated April 1, 2008, the Fourth Amendment to Employment Agreement dated July 1, 2010, and the Fifth Amendment to Employment Agreement dated April 25, 2013 by and between the Company and the Employee (collectively, the “Agreement”).

1.

Employee’s base salary shall be increased to $385,000.00.

The Agreement is unchanged in all other respects.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By: /s/ Steve Wolgin, Chairman Steve Wolgin Chairman, Compensation Committee

By: /s/ Eugene W. Landy Eugene W. Landy Employee

Dated: December 20, 2013